Exhibit 99.1
Alphabet Announces First Quarter 2024 Results
MOUNTAIN VIEW, Calif. – April 25, 2024 – Alphabet Inc. (NASDAQ: GOOG, GOOGL) today announced financial results for the quarter ended March 31, 2024.
Sundar Pichai, CEO, said: “Our results in the first quarter reflect strong performance from Search, YouTube and Cloud. We are well under way with our Gemini era and there’s great momentum across the company. Our leadership in AI research and infrastructure, and our global product footprint, position us well for the next wave of AI innovation.”
Ruth Porat, President and Chief Investment Officer; CFO said: “Our strong financial results for the first quarter reflect revenue strength across the company and ongoing efforts to durably reengineer our cost base. We delivered revenues of $80.5 billion, up 15% year-on-year, and operating margin expansion.”
Q1 2024 Financial Highlights (unaudited)
The following table summarizes our consolidated financial results for the quarters ended March 31, 2023 and 2024 (in millions, except for per share information and percentages).

	Quarter Ended March 31,
	2023	2024
	(unaudited)
Revenues	$69,787	$80,539
Change in revenues year over year	3%	15%
Change in constant currency revenues year over year(1)	6%	16%

Operating income	$17,415	$25,472
Operating margin	25%	32%

Other income (expense), net	$790	$2,843

Net income	$15,051	$23,662
Diluted EPS	$1.17	$1.89
(1)    Non-GAAP measure. See the section captioned “Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues” for more details.

Q1 2024 Supplemental Information (in millions, except for number of employees; unaudited)
Revenues, Traffic Acquisition Costs (TAC), and Number of Employees

	Quarter Ended March 31,
	2023	2024
Google Search & other	$40,359	$46,156
YouTube ads	6,693	8,090
Google Network	7,496	7,413
Google advertising	54,548	61,659
Google subscriptions, platforms, and devices	7,413	8,739
Google Services total	61,961	70,398
Google Cloud	7,454	9,574
Other Bets	288	495
Hedging gains (losses)	84	72
Total revenues	$69,787	$80,539

Total TAC	$11,721	$12,946

Number of employees	190,711	180,895

Segment Operating Results
As announced on April 18, 2024, we are consolidating teams that focus on building artificial intelligence (AI) models across Google Research and Google DeepMind to further accelerate our progress in AI. AI model development teams previously under Google Research in our Google Services segment will be included as part of Google DeepMind, reported within Alphabet-level activities, prospectively beginning in the second quarter of 2024.

	Quarter Ended March 31,
	2023	2024
Operating income (loss):
Google Services	$21,737	$27,897
Google Cloud	191	$900
Other Bets	(1,225)	$(1,020)
Alphabet-level activities(1)	(3,288)	$(2,305)
Total income from operations	$17,415	$25,472
(1)In addition to the costs included in Alphabet-level activities, hedging gains (losses) related to revenue were $84 million and $72 million for the three months ended March 31, 2023 and 2024, respectively. For the three months ended March 31, 2023 and 2024, Alphabet-level activities included substantially all of the charges related to employee severance and our office space optimization efforts.
Additional Information Relating to the Quarter Ended March 31, 2024 (unaudited)
Dividend Program
Alphabet’s Board of Directors today approved the initiation of a cash dividend program, and declared a cash dividend of $0.20 per share that will be paid on June 17, 2024, to stockholders of record as of June 10, 2024, on each of the company’s Class A, Class B, and Class C shares. The company intends to pay quarterly cash dividends in the future, subject to review and approval by the company’s Board of Directors in its sole discretion.
Stock Repurchases
Alphabet’s Board of Directors today authorized the company to repurchase up to an additional $70.0 billion of its Class A and Class C shares in a manner deemed in the best interest of the company and its stockholders, taking into account the economic cost and prevailing market conditions, including the relative trading prices and volumes of the Class A and Class C shares. The repurchases are expected to be executed from time to time, subject to general business and market conditions and other investment opportunities, through open market purchases or privately negotiated transactions, including through Rule 10b5-1 plans.

Employee Severance and Related Charges
Compensation expenses included employee severance and related charges for the three months ended March 31, 2024 of $716 million, a $1.3 billion decrease in severance and related charges as compared to the three months ended March 31, 2023. For the first quarter of 2024, these charges are included within cost of revenues, research and development, sales and marketing, and general and administrative expenses in the amounts of $153 million, $247 million, $217 million, and $99 million, respectively. For additional information about the effect of these charges in each period, see the section captioned “Reconciliation from Certain GAAP Measures to Certain Non-GAAP Measures, Excluding the Effect of Severance and Related and Office Space Charges” below.
Webcast and Conference Call Information
A live audio webcast of our first quarter 2024 earnings release call will be available on YouTube at https://www.youtube.com/watch?v=A2O2f5dlzcE. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available at http://abc.xyz/investor.
We also provide announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases, and blogs, on our investor relations website (http://abc.xyz/investor).
We also share Google news and product updates on Google’s Keyword blog at https://www.blog.google/, which may be of interest or material to our investors.
Forward-Looking Statements
This press release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023, which are on file with the SEC and are available on our investor relations website at http://abc.xyz/investor and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and may be set forth in other reports and filings we make with the SEC. All information provided in this release and in the attachments is as of April 25, 2024. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: free cash flow; constant currency revenues; and percentage change in constant currency revenues, and other cost of sales, operating expenses, and operating margin, excluding the effect of severance and related and office space charges. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, such as our revenues excluding the effect of foreign exchange rate movements and hedging activities, which are recognized at the consolidated level. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.
For more information on these non-GAAP financial measures, please see the sections captioned “Reconciliation from GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow”, “Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues” and “Reconciliation from Certain GAAP Measures to Certain Non-GAAP Measures, Excluding the Effect of Severance and Related and Office Space Charges” included at the end of this release.
Contact

Investor relations	Media
investor-relations@abc.xyz	press@abc.xyz

Alphabet Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except par value per share amounts)

	As of December 31, 2023	As of March 31, 2024
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$24,048	$24,493
Marketable securities	86,868	83,597
Total cash, cash equivalents, and marketable securities	110,916	108,090
Accounts receivable, net	47,964	44,552
Other current assets	12,650	12,829
Total current assets	171,530	165,471
Non-marketable securities	31,008	33,994
Deferred income taxes	12,169	11,687
Property and equipment, net	134,345	143,182
Operating lease assets	14,091	13,768
Goodwill	29,198	29,183
Other non-current assets	10,051	10,065
Total assets	$402,392	$407,350
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,493	$6,198
Accrued compensation and benefits	15,140	9,703
Accrued expenses and other current liabilities	46,168	48,603
Accrued revenue share	8,876	8,520
Deferred revenue	4,137	3,973
Total current liabilities	81,814	76,997
Long-term debt	13,253	13,228
Deferred revenue, non-current	911	921
Income taxes payable, non-current	8,474	9,234
Deferred income taxes	485	486
Operating lease liabilities	12,460	11,957
Other long-term liabilities	1,616	1,683
Total liabilities	119,013	114,506
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share, 100 shares authorized; no shares issued and outstanding	0	0
Class A, Class B, and Class C stock and additional paid-in capital, $0.001 par value per share: 300,000 shares authorized (Class A 180,000, Class B 60,000, Class C 60,000); 12,460 (Class A 5,899, Class B 870, Class C 5,691) and 12,381 (Class A 5,879, Class B 867, Class C 5,635) shares issued and outstanding	76,534	77,913
Accumulated other comprehensive income (loss)	(4,402)	(4,839)
Retained earnings	211,247	219,770
Total stockholders’ equity	283,379	292,844
Total liabilities and stockholders’ equity	$402,392	$407,350

Alphabet Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts, unaudited)

	Quarter Ended March 31,
	2023	2024
Revenues	$69,787	$80,539
Costs and expenses:
Cost of revenues	30,612	33,712
Research and development	11,468	11,903
Sales and marketing	6,533	6,426
General and administrative	3,759	3,026
Total costs and expenses	52,372	55,067
Income from operations	17,415	25,472
Other income (expense), net	790	2,843
Income before income taxes	18,205	28,315
Provision for income taxes	3,154	4,653
Net income	$15,051	$23,662

Basic earnings per share of Class A, Class B, and Class C stock	$1.18	$1.91
Diluted earnings per share of Class A, Class B, and Class C stock	$1.17	$1.89
Number of shares used in basic earnings per share calculation	12,781	12,415
Number of shares used in diluted earnings per share calculation	12,823	12,527

Alphabet Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

	Quarter Ended March 31,
	2023	2024
Operating activities
Net income	$15,051	$23,662
Adjustments:
Depreciation of property and equipment	2,635	3,413
Stock-based compensation expense	5,284	5,264
Deferred income taxes	(1,854)	419
Loss (gain) on debt and equity securities, net	(84)	(1,781)
Other	1,104	334
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	4,454	3,167
Income taxes, net	4,069	3,011
Other assets	(746)	(1,000)
Accounts payable	(1,105)	(2,124)
Accrued expenses and other liabilities	(4,496)	(5,054)
Accrued revenue share	(602)	(322)
Deferred revenue	(201)	(141)
Net cash provided by operating activities	23,509	28,848
Investing activities
Purchases of property and equipment	(6,289)	(12,012)
Purchases of marketable securities	(14,227)	(20,684)
Maturities and sales of marketable securities	18,327	24,985
Purchases of non-marketable securities	(626)	(1,206)
Maturities and sales of non-marketable securities	36	313
Acquisitions, net of cash acquired, and purchases of intangible assets	(42)	(61)
Other investing activities	(125)	101
Net cash used in investing activities	(2,946)	(8,564)
Financing activities
Net payments related to stock-based award activities	(1,989)	(2,929)
Repurchases of stock	(14,557)	(15,696)
Proceeds from issuance of debt, net of costs	6,927	1,982
Repayments of debt	(6,952)	(3,079)
Proceeds from sale of interest in consolidated entities, net	3	8
Net cash used in financing activities	(16,568)	(19,714)
Effect of exchange rate changes on cash and cash equivalents	50	(125)
Net increase (decrease) in cash and cash equivalents	4,045	445
Cash and cash equivalents at beginning of period	21,879	24,048
Cash and cash equivalents at end of period	$25,924	$24,493

Segment Results
The following table presents our segment revenues and operating income (loss) (in millions; unaudited):

	Quarter Ended March 31,
	2023	2024
Revenues:
Google Services	$61,961	$70,398
Google Cloud	7,454	9,574
Other Bets	288	495
Hedging gains (losses)	84	72
Total revenues	$69,787	$80,539
Operating income (loss):
Google Services	$21,737	$27,897
Google Cloud	191	$900
Other Bets	(1,225)	$(1,020)
Alphabet-level activities	(3,288)	$(2,305)
Total income from operations	$17,415	$25,472

We report our segment results as Google Services, Google Cloud, and Other Bets:
•Google Services includes products and services such as ads, Android, Chrome, devices, Google Maps, Google Play, Search, and YouTube. Google Services generates revenues primarily from advertising; fees received for consumer subscription-based products such as YouTube TV, YouTube Music and Premium, and NFL Sunday Ticket, as well as Google One; the sale of apps and in-app purchases and devices.
•Google Cloud includes infrastructure and platform services, collaboration tools, and other services for enterprise customers. Google Cloud generates revenues primarily from consumption-based fees and subscriptions received for Google Cloud Platform services, Google Workspace communication and collaboration tools, and other enterprise services.
•Other Bets is a combination of multiple operating segments that are not individually material. Revenues from Other Bets are generated primarily from the sale of healthcare-related services and internet services.
Certain costs are not allocated to our segments because they represent Alphabet-level activities. These costs primarily include AI-focused shared R&D activities, including development costs of our general AI models; corporate initiatives such as our philanthropic activities; corporate shared costs such as certain finance, human resource, and legal costs, including certain fines and settlements. Charges associated with employee severance and office space reductions during 2023 and employee severance in the first quarter of 2024, were not allocated to our segments. Additionally, hedging gains (losses) related to revenue are not allocated to our segments.

Other Income (Expense), Net
The following table presents our other income (expense), net (in millions; unaudited):

	Quarter Ended March 31,
	2023	2024
Interest income	$797	$1,061
Interest expense	(80)	(94)
Foreign currency exchange gain (loss), net	(210)	(238)
Gain (loss) on debt securities, net	(293)	(462)
Gain (loss) on equity securities, net(1)	377	2,243
Performance fees	118	104
Income (loss) and impairment from equity method investments, net	(51)	(26)
Other	132	255
Other income (expense), net	$790	$2,843
(1)Includes all gains and losses, unrealized and realized, on equity securities. For Q1 2024, the net effect of the gain on equity securities of $2.2 billion and the $104 million reversal of previously accrued performance fees related to certain investments increased the provision for income tax, net income, and diluted EPS by $493 million, $1.9 billion, and $0.15, respectively. Fluctuations in the value of our investments may be affected by market dynamics and other factors and could significantly contribute to the volatility of OI&E in future periods.
Reconciliation from GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow (in millions; unaudited):
We provide non-GAAP free cash flow because it is a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in our business and acquisitions, and to strengthen our balance sheet.

Quarter Ended March 31, 2024
Net cash provided by operating activities	$28,848
Less: purchases of property and equipment	(12,012)
Free cash flow	$16,836
Free cash flow: We define free cash flow as net cash provided by operating activities less capital expenditures.

Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues (in millions, except percentages; unaudited):
We provide non-GAAP constant currency revenues (“constant currency revenues”) and non-GAAP percentage change in constant currency revenues (“percentage change in constant currency revenues”), because they facilitate the comparison of current results to historic performance by excluding the effect of foreign exchange rate movements (“FX Effect”) as well as hedging activities, which are recognized at the consolidated level, as they are not indicative of our core operating results.
Non-GAAP constant currency revenues is defined as revenues excluding the effect of foreign exchange rate movements and hedging activities and is calculated by translating current period revenues using prior period exchange rates and excluding any hedging effect recognized in the current period. We calculate the percentage change in constant currency revenues by comparing constant currency revenues to the prior year comparable period revenues, excluding any hedging effect recognized in the prior period.
Revenues by Geography
Comparison from the Quarter Ended March 31, 2023 to the Quarter Ended March 31, 2024

			Quarter Ended March 31, 2024
					% Change from Prior Period
	Quarter Ended March 31,		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2023	2024
United States	$32,864	$38,737	$0	$38,737	18%		0%	18%
EMEA	21,078	23,788	204	23,584	13%		1%	12%
APAC	11,681	13,289	(439)	13,728	14%		(4)%	18%
Other Americas	4,080	4,653	(152)	4,805	14%		(4)%	18%
Revenues, excluding hedging effect	69,703	80,467	(387)	80,854	15%		(1)%	16%
Hedging gains (losses)	84	72
Total revenues(1)	$69,787	$80,539		$80,854	15%	0%	(1)%	16%
(1)Total constant currency revenues of $80.9 billion for the quarter ended March 31, 2024 increased $11.2 billion compared to $69.7 billion in revenues, excluding hedging effect for the quarter ended March 31, 2023.
Comparison from the Quarter Ended December 31, 2023 to the Quarter Ended March 31, 2024

			Quarter Ended March 31, 2024
					% Change from Prior Period
	Quarter Ended		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	December 31, 2023	March 31, 2024
United States	$41,995	$38,737	$0	$38,737	(8)%		0%	(8)%
EMEA	25,010	23,788	360	23,428	(5)%		1%	(6)%
APAC	13,979	13,289	85	13,204	(5)%		1%	(6)%
Other Americas	5,176	4,653	(72)	4,725	(10)%		(1)%	(9)%
Revenues, excluding hedging effect	86,160	80,467	373	80,094	(7)%		0%	(7)%
Hedging gains (losses)	150	72
Total revenues(1)	$86,310	$80,539		$80,094	(7)%	0%	0%	(7)%
(1)Total constant currency revenues of $80.1 billion for the quarter ended March 31, 2024 decreased $6.1 billion compared to $86.2 billion in revenues, excluding hedging effect for the quarter ended December 31, 2023.

Total Revenues — Prior Year Comparative Periods
Comparison from the Quarter Ended March 31, 2022 to the Quarter Ended March 31, 2023

			Quarter Ended March 31, 2023
	Quarter Ended March 31,				% Change from Prior Period
			Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2022	2023
Revenues excluding hedging effect	$67,733	$69,703	$(2,174)	$71,877	3%		(3)%	6%
Hedging gains (losses)	$278	$84
Total revenues	$68,011	$69,787		$71,877	3%	0%	(3)%	6%

Reconciliation from Certain GAAP Measures to Certain Non-GAAP Measures, Excluding the Effect of Severance and Related and Office Space Charges (in millions, expect for percentages; unaudited):
We provide the following non-GAAP measures because they provide useful information to management and investors about the effect on expense growth from the severance and related and office space charges taken in the first quarter of 2023, and for comparability, the severance and related charges taken in the first quarter of 2024:
•Non-GAAP other cost of revenues, excluding severance and related and office space charges
•Non-GAAP operating expenses, excluding severance and related and office space charges
•Non-GAAP percentage change in other cost of revenues, excluding severance and related and office space charges
•Non-GAAP percentage change in operating expenses, excluding severance and related and office space charges
•Non-GAAP operating income, excluding severance and related and office space charges, and
•Non-GAAP operating margin, excluding severance and related and office space charges
These non-GAAP measures exclude the effect of severance and related and office space charges recorded during the first quarters of 2023 and 2024. We calculate the percentage change by comparing expenses and operating income to the prior year comparable quarter, each excluding severance and related and office space charges recorded in the respective periods.

	Quarter Ended March 31,
	2023	2024	% Change
Revenues	$69,787	$80,539
Other cost of revenues	$18,891	$20,766	10%
Less: severance and related charges	(461)	(153)
Less: office space charges	(220)	0
Other cost of revenues, excluding severance and related and office space charges	$18,210	$20,613	13%

Operating expenses	$21,760	$21,355	(2)%
Less: severance and related charges	(1,533)	(563)
Less: office space charges	(344)	0
Operating expenses, excluding severance and related and office space charges	$19,883	$20,792	5%

Operating income	$17,415	$25,472	46%
Operating margin	25%	32%	7%
Add: severance and related charges	1,994	716
Add: office space charges	564	0
Operating income, excluding severance and related and office space charges	$19,973	$26,188	31%
Operating margin, excluding severance and related and office space charges	29%	33%	4%